UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

ACCO BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tower Parkway Lincolnshire, IL 60069		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 541-9500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On January 14, 2013, the Company issued a press release confirming certain previously issued guidance regarding the Company’s financial results for the fiscal year ended December 31, 2012. Attached as Exhibit 99.1 is a copy of the press release, which is incorporated herein by reference. Based on preliminary results, the Company also expects 2013 pro forma sales to be close to the guidance previously issued in connection with its third quarter 2012 earnings release.

The information contained or incorporated by reference in this Current Report on Form 8-K under Item 2.02 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained or incorporated by reference in this Current Report under Item 2.02 shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2013, the Board of Directors of ACCO Brands Corporation (the “Company”) selected Boris Elisman to succeed Robert J. Keller as Chief Executive Officer of the Company effective March 31, 2013. Mr. Keller will remain as Executive Chairman of the Company’s Board of Directors. As CEO, Mr. Elisman will report directly to the Board of Directors. Mr. Elisman will also join the Company’s Board of Directors when he becomes Chief Executive Officer.

Mr. Elisman, age 50, joined the Company in 2004 as President of its Computer Products Group, a position he held until April 2008. He has been the President and Chief Operating Officer of the Company since December 2010. From April through December 2008, Mr. Elisman was President of the Company’s Global Office Products Group. Thereafter, he served as President, ACCO Brands Americas, from December 2008 to December 2010 when he was appointed to his current position.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits. (d) Exhibits. 99.1 Press release dated January 14, 2013.

Item 2.02 contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the Company assumes no obligation to update them. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding to buy, sell or hold the Company's securities. Among the factors that could cause the Company’s plans, actions and results to differ materially from current expectations are: fluctuations in the cost and availability of raw materials; competition within the markets in which the Company operates; the effects of both general and extraordinary economic, political and social conditions, including any volatility and disruption in the capital and credit markets; the Company’s continued ability to access the capital and credit markets; the liquidity and solvency of its major customers; the effect of consolidation in the office products industry; the dependence of the Company on certain suppliers of manufactured products; the risk that targeted cost savings and synergies from business combinations may not be fully realized or take longer to realize than expected; future goodwill and/or impairment charges; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs and freight and distribution costs can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the Company’s recent acquisition of the MeadWestvaco's Consumer & Office Products Business may not be realized or may take longer to realize than expected; the risk that benefits from the Company’s acquisition of MeadWestvaco's Consumer & Office Products Business may be significantly offset by costs incurred in integrating the companies; potential adverse impacts from incurring additional indebtedness in connection with the Company’s acquisition of MeadWestvaco's Consumer & Office Products Business; and potential difficulties in connection with the process of integrating MeadWestvaco's Consumer & Office Products Business with the Company, which potential difficulties include, but are not limited to, coordinating geographically separate organizations, integrating business cultures, which could prove to be incompatible, difficulties and costs of integrating information technology systems, and potential difficulty in retaining key officers and personnel. These and other risks are more fully described under "Part I, Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and "Part II, Item 1A. Risk Factors" in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, and in other reports the Company files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: January 14, 2013	By:	/s/ Pamela R. Schneider
Name: Pamela R. Schneider
Title: Senior Vice President, General Counsel, and Secretary

INDEX TO EXHIBITS

Exhibit

Number        Description of Exhibit

99.1        Press release dated January 14, 2013